Exhibit 21.1
RECKSON OPERATING PARTNERSHIP, L.P.
LIST OF SUBSIDIARIES

PROPERTY	PROPERTY OWNER
NEW YORK CITY	(incorporated in Delaware unless otherwise indicated)
110 Greene Street	110 Greene Fee Owner LP
110 Greene Member LLC
110 Greene Member II LLC
115 Spring Street	115 Spring Mezz LLC
125 Park Avenue	125 Park Owner LLC
131-137 Spring Street	131 Spring Owner LLC
131 Spring Fee Owner LLC
304 Park Avenue	304 PAS Owner LLC
315 West 33th Street	33/34 West Owner LLC
SP West 33-34 Hotel parcel LLC
625 Madison Avenue	SLG 625 Lessee LLC
635 Sixth Avenue	635 Owner LLC
641 Sixth Avenue	641 Sixth Fee Owner LLC
110 E 42nd Street	Gotham 42nd Street LLC
609 Fifth Avenue	609 Owners LLC
1350 Avenue of the Americas, New York, New York	1350 LLC (owned directly by ROP)
711 Third Avenue	SLG 711 Fee LLC
SLG 711 Third LLC
750 Third Avenue, New York, New York	750 Third Owner LLC
752 Madison Avenue	752 Madison Member LLC
752 Madison TRS LLC
752 Madison Mezz LLC
752 Madison Principal 3 LLC
461 Fifth Avenue, New York, New York	Green 461 Fifth Lessee LLC (Delaware, New York)
555 West 57th Street, New York, New York	Green W. 57th St. LLC (New York)
1185 Avenue of the Americas, New York, New York (Ground Lease)	SLG 1185 Sixth A LLC (SLG 1185 Sixth A LLC is now indirectly wholly‑owned by ROP)
810 Seventh Avenue, New York, New York (Air Rights Lease)	SLG 810 Seventh Lease LLC
Williamsburg Terrace, Brooklyn New York	North 3rd Acquisition LLC
WESTCHESTER
100 Summit Lake Drive, Valhalla, New York	ROP
200 Summit Lake Drive, Valhalla, New York	ROP
500 Summit Lake Drive, Valhalla, New York	ROP
360 Hamilton Avenue, White Plains, New York	360 Hamilton Plaza LLC (wholly‑owned by ROP)
CONNECTICUT
1055 Washington Blvd, Stamford, Connecticut	1055 Washington Blvd. LLC (wholly‑owned by ROP)
1010 Washington Blvd, Stamford, Connecticut	1010 Washington SLG Owner LLC

Other subsidiaries:
SL Green Funding LLC*
SLG Funding REIT LLC*

ROP also has partial ownership interests in the following properties (through JV interests):
919 Third Avenue, New York, New York	Metropolitan 919 3rd Avenue LLC (subsidiary of JV with NYSTRS)

* The purpose of this entity is to engage in debt and preferred equity finance investments through various wholly-owned subsidiaries which are not included in this list.